Exhibit 99.1

AMERICANWEST BANCORPORATION

NEWS RELEASE

AmericanWest Bancorporation Announces Approval of all

Proposals at Annual Shareholders’ Meeting

Spokane, Washington, May 1, 2008 – AmericanWest Bancorporation (NASDAQ: AWBC) announced today the voting results for proposals considered at its annual shareholders’ meeting held on April 30, 2008. Four matters were presented for shareholder approval: 1. election of directors; 2. approval of amendments to the 2006 AmericanWest Bancorporation 2006 Equity Incentive Plan; 3. approval of an amendment to AmericanWest’s Amended and Restated Articles of Incorporation to provide authorization for the issuance of up to five million shares of preferred stock; and, 4. ratification of the appointment of Moss Adams LLP as AmericanWest’s independent auditors for the year ended December 31, 2008. All proposals were approved by shareholders.

About AmericanWest Bancorporation

AmericanWest Bancorporation is a bank holding company whose principal subsidiary is AmericanWest Bank, a community bank with 64 financial centers located in Washington, Northern Idaho and Utah. For further information on the company or to access Internet banking, please visit our web site at www.awbank.net/IR.

Contacts:

AmericanWest Bancorporation:

Robert M. Daugherty	Patrick J. Rusnak
President and CEO	Chief Operating Officer
509.344.5329	509.232.1963
bdaugherty@awbank.net	prusnak@awbank.net